POWER OF ATTORNEY

		KNOW ALL BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints each of Terry C. Black, Thomas F. McKee and
Arthur C. Hall III signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned,
in the undersigned's capacity as an officer, director and/or stockholder of
DATATRAK International, Inc. (the "Company"), Forms 3, 4, and 5 pursuant to
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144, and all relevant letters of representation in connection with Rule 144 of the Securities Act of 1933;


(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or
144, and timely file any such Form or Forms with the United States
Securities and Exchange Commission and any stock exchange or similar authority or transmit them to any broker, transfer agent, legal counsel or other relevant party; and

(3)	take any
other action of any type
whatsoever in connection with the foregoing
(including implementation of
EDGAR filings and filing capability) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such Form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned
hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the
Securities Act of 1933, or any other liabilities or obligations.



This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned's beneficial holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

		IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of February, 2006.


/s/ Jim Bob
Ward
Jim Bob Ward